UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2007

Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.

 (Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15069 (Commission File Number)	88-0308867 (IRS Employer Identification No.)

234 South Extension Road
Mesa, Arizona 85210

 (Address of principal executive offices) (Zip Code)

(480) 586-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2007, InPlay Technologies (“InPlay”) announced that it had received bankruptcy court approval of the settlement agreement with Delphi Automotive Systems, LLC (“DAS LLC”) with respect to InPlay’s claim filed with the bankruptcy court. A copy of the press release announcing the court approval is attached to this report as Exhibit 99.1.

Under the terms of the settlement agreement DAS LLC agrees that the claim be allowed as a general, unsecured, non-priority claim against DAS LLC in the amount of $7.5 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit(s)

10.23	Settlement Agreement between InPlay Technologies and Delphi Automotive Systems, LLC

99.1.	Press release from InPlay Technologies, Inc., dated February 27, 2007, entitled “InPlay Technologies Receives Court Approval of $7.5 Million Claim in Delphi Bankruptcy”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc. (Registrant)
Date: February 27, 2007	By:	/s/ Robert J. Brilon Robert J. Brilon President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (Principal Executive, Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description:
10.23	Settlement Agreement between InPlay Technologies and Delphi Automotive Systems, LLC

99.1.	Press release from InPlay Technologies, Inc., dated February 27, 2007, entitled “InPlay Technologies Receives Court Approval of $7.5 Million Claim in Delphi Bankruptcy”